UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2020
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

8846 N. Sam Houston Pkwy W.,
Houston, Texas 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

10603 W. Sam Houston Pkwy N.,
Suite 300
Houston, Texas 77064
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

In the course of performing routine internal controls over financial reporting and performing an impairment analysis in preparation for filing its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 (the “Form 10-Q”), Flotek Industries, Inc. (the “Company”) identified two deficiencies in its internal control over financial reporting.  Specifically, the Company’s management determined that the Company did not, as of December 31, 2019, design and maintain effective internal controls over the elimination of intercompany profits in inventory reported between September 1, 2018 and December 31, 2019, or the recording of legal rights to certain intangible assets related to the sale of Florida Chemical Company on February 28, 2019.

The Company does not believe that the control deficiencies resulted in a material misstatement of the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the "Form 10-K").  The Company adjusted prior periods in 2019 to reflect appropriate revisions, as previously disclosed in the Company’s press release dated May 18, 2020, and its Current Report on Form 8-K furnished on May 19, 2020, as described in footnote 2 to each of the Company’s consolidated statement of operations and consolidated balance sheet, and in footnote 3 to the unaudited reconciliation of non-GAAP items.

After further review, the Company has determined that the control deficiencies constitute material weaknesses in its internal control over financial reporting as of December 31, 2019.  As a result, Management’s Report on Internal Control over Financial Reporting included in Item 9A of the Form 10-K and Moss Adams LLP’s audit report dated March 6, 2020, in respect of the effectiveness of the Company's internal control over financial reporting as of December 31, 2019, should no longer be relied upon.  In addition, the Company’s principal executive officer and principal financial officer have further concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2019 due to the material weaknesses in internal control over financial reporting described above. The Company expects to file an amended Form 10-K and file the Form 10-Q as soon as practicable, but prior to June 24, 2020.

The Company believes that, notwithstanding the material weaknesses mentioned above, the consolidated financial statements contained in the Form 10-K present fairly, in all material respects, the consolidated financial positions, results of operations and cash flows of the Company and its subsidiaries in conformity with generally accepted accounting principles in the United States as of the dates and for the periods stated therein.

The Company believes that it has taken appropriate action in its design and implementation of internal controls to remediate the two control deficiencies mentioned above.  The Company will continue to evaluate its internal controls and monitor the effectiveness of the actions taken to remediate the control deficiencies.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains “forward-looking statements” that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected.  Words such as “expects,” “believes,” and “continue” are intended to identify forward-looking statements.  Forward-looking statements in this filing include, among other items, the Company’s expectations as to the anticipated timing of the filing of the Company’s amended Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020.  The Company cautions not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements.  In addition, other important risk factors are delineated in the Company’s various SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: May 29, 2020	/s/ Elizabeth T. Wilkinson
	Name:	Elizabeth T. Wilkinson
	Title:	Chief Financial Officer